UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2009

Woodward Governor Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-8408	36-1984010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 E. Drake Road, Fort Collins, Colorado		80525
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	970-482-5811

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 3, 2009, Thomas A. Gendron, Chairman of the Board and Chief Executive Officer of Woodward Governor Company (the "Company"), entered into a Rule 10b5-1 trading plan (the "Gendron Plan") with a broker to exercise options to acquire 30,000 shares of Company common stock and to potentially sell such stock in accordance with specified terms and conditions under the Gendron Plan. The options expire on November 15, 2009. Mr. Gendron will have no control over the stock sales under the Gendron Plan.

On June 3, 2009, Martin V. Glass, the Company’s Group Vice President, Turbine Systems, entered into a Rule 10b5-1 trading plan (the "Glass Plan") with a broker to exercise options to acquire 12,000 shares of Company common stock and to sell some or all of such stock in accordance with specified terms under the Glass Plan. The options expire on November 15, 2009. Mr. Glass will have no control over the stock sales under the Glass Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward Governor Company

June 8, 2008	By:	A. Christopher Fawzy

Name: A. Christopher Fawzy
Title: Vice President, General Counsel and Corporate Secretary